EXHIBIT 23.2 CONSENT OF LAW OFFICES OF HAROLD H. MARTIN, P.A.

LAW OFFICES OF HAROLD H. MARTIN, P.A.
17111 Kenton Drive, Suite 100B, Cornelius, N.C. 28031
TELEPHONE (704) 894-9760; FACSIMILE (704) 894-9759

March 16, 2005

Board of Directors
HouseRaising, Inc.
4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212

Re: Form S-8 Registration Statement, Form S-8 POS; Consent of Counsel

Dear Members of the Board:

We consent to the reference to this firm in the above-referenced Form S-8 POS to the Form S-8 Registration Statement of HouseRaising, Inc., as well as any prospectus which is incorporated by reference into and made a part of the above-referenced Form S-8 POS.

Very truly yours,

/s/ Harold H. Martin
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Harold H. Martin for the
Law Offices of Harold H. Martin, P.A.